Exhibit 5.01
October 18, 2010
Glu Mobile Inc.
2207 Bridgepointe Parkway, Suite 300
San Mateo, California 94404
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Glu Mobile Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission on or about October 18, 2010, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 20,242,500 shares of the Company’s common stock to be sold by the selling stockholders named in the Registration Statement (the “Selling Stockholders”), of which 13,495,000 shares are presently issued and outstanding (the “Outstanding Shares”) and 6,747,500 shares of the Company’s common stock (the “Warrant Shares”) are issuable upon exercise of outstanding warrants (the “Warrants” and, collectively with the Outstanding Shares and the Warrant Shares, the “Securities”) held by the Selling Stockholders.
     In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:
(1) the Company’s Third Restated Certificate of Incorporation, certified by the Delaware Secretary of State on March 26, 2007;
(2) the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on August 27, 2010;
(3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;
(4) the Prospectus prepared in connection with the Registration Statement (the “Prospectus”);
(5) the resolutions of the Company’s Board of Directors (the “Board”) adopted at a meeting on January 28, 2010 and an action by unanimous written consent of the Board, dated July 2, 2010, an action by unanimous written consent of the Special Committee of the Board (the “Special Committee”), dated June 10, 2010, and resolutions of the Special Committee adopted at a meeting on June 22, 2010, and the minutes of a special meeting of the Company’s stockholders held on August 26, 2010;
(6) the stock records for the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent, dated October 13, 2010, verifying the number of the Company’s issued and outstanding shares of capital stock as of the close of business on October 13, 2010, and a summary report of currently outstanding options and

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October 18, 2010
warrants to purchase the Company’s capital stock that was prepared by the Company and dated October 13, 2010);
(7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the “Management Certificate”); and
(8) the Purchase Agreement (the “Purchase Agreement”) dated as of June 30, 2010 among the Company and the investors set forth on the signature pages affixed to the Purchase Agreement (the “Investors”) and the Registration Rights Agreement, dated August 27, 2010, entered into by and between the Company and the Investors (the “Registration Rights Agreement” and, together with the Warrants and the Purchase Agreement, the “Transaction Documents”) under which the Selling Stockholders acquired the Securities to be sold by them as described in the Registration Statement.
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents by the selling stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Securities have been, or will be when issued, properly signed by authorized officers of the Company or their agents.
     We assume that any Securities issued in physical form will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such Securities have been surrendered to the Company in accordance with the Delaware General Corporation Law (“DGCL”) Section 158 and that the Company will properly register the transfer of such Securities to the purchasers of such Securities on the Company’s record of uncertificated securities.
     We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (a) the existing federal laws of the United States of America, (b) the laws of the State of California, and (c) the DGCL, the Delaware Constitution and reported judicial decisions relating thereto as in effect on the date hereof. The opinions expressed herein are qualified by, and are subject to, and we express no opinion with respect to, compliance by the Company or the Selling Stockholders with any state or foreign “blue sky” statute, rule or regulation in connection with the sale or other disposition of the Securities.
     The Company has informed us that the Selling Stockholders intend to sell, transfer or otherwise dispose of the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to the sale, transfer or other disposition of any of the Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents and will file such supplement or amendment to this opinion (if any) as we may

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October 18, 2010
reasonably consider necessary or appropriate with respect to such Stock. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.
     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.
     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Securities, there will not have occurred any change in law affecting the validity of the Securities.
     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to the Securities and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of the Securities.
     Based upon the foregoing, it is our opinion that the Outstanding Shares to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable, and that the Warrant Shares to be issued to the Selling Stockholders upon exercise of the Warrants in accordance with the terms thereof, when issued, sold and delivered in the manner and for the consideration stated therein, will be validly issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.
Very truly yours,
/s/ Fenwick & West LLP